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                                                                    EXHIBIT 10.6


                            THREE-FIVE SYSTEMS, INC.
                              AMENDED AND RESTATED
                         1997 EMPLOYEE STOCK OPTION PLAN
               (AS AMENDED AND RESTATED THROUGH NOVEMBER 27, 2002)








SECTION  1. ADOPTION AND PURPOSE OF PLAN

         (a) ADOPTION. On May 12, 1997, the Board of Directors (the "Board") of Three-Five Systems, Inc., a Delaware corporation (the Company"), adopted the 1997 Employee Stock Option Plan (the "Original Plan"). The Original Plan did not require stockholder approval. Under the Original Plan, there were 100,000 shares of stock issuable. In December 1999, a stock dividend increased the shares issuable under the Original Plan to 133,333. On January 27, 2000, the Board adopted an amendment to the Original Plan to (i) increase the available options to be issued thereunder by an additional 100,000 shares and (ii) impose, for purposes of Internal Revenue Code Section 162(m), and annual grant limitation under this Plan of 100,000 shares. In April 2000, a stock dividend increased the shares issuable under the amended Original Plan to 350,000. On August 3, 2000, the Board unanimously approved an amendment to the Original Plan to increase the available options to be issued thereunder by an additional 300,000 shares. On February 12, 2001, the Board unanimously approved an amendment to the Original Plan to increase the available options to be issued thereunder by an additional 500,000 shares and to give the Plan Administrator the power to extend the period of an option's exercisability upon the cessation of Service of an Optionee. On August 2, 2002, the Board unanimously approved an amendment to the Original Plan to increase the available options to be issued thereunder by an additional 200,000 shares. On November 27, 2002, the Board unanimously approved an amendment to the Original Plan to increase the available options to be issued thereunder by an additional 750,000 shares. Those amendments did not require stockholder approval and were effective immediately. As a result, the total number of shares issuable under the Plan is 1,350,000. The amended and restated Plan shall be known as the Three-Five Systems, Inc. Amended and Restated 1997 Employee Stock Option Plan (the "Plan").

         (b) GENERAL PURPOSE. The purpose of the Plan is to further the interests of Three-Five Systems, Inc., a Delaware corporation (the "Company"), and its stockholders by encouraging employees associated with the Company (or parent or subsidiary corporations of the Company) to acquire shares of the Company's common stock, thereby acquiring a proprietary interest in its business and an increased personal interest in its continued success and progress. Such purpose shall be accomplished by providing for the granting of options to acquire the Company's common stock ("Options"). A "parent corporation" for purposes of this Plan is any corporation in the unbroken chain of corporations ending with the employer corporation, where, at each link of the chain, the corporation and the link above owns at least 50 percent of the combined total voting power of all classes of the stock in the corporation in the link below. A "subsidiary corporation" for purposes of this Plan is any corporation in the unbroken chain of corporations starting with the employer corporation, where, at each link of the chain, the corporation and the link above owns at least 50 percent of the combined voting power of all classes of stock in the corporation below.

                  (i) Options. All Options granted under this Plan will be nonqualified options and shall not be "incentive stock options" as defined in section 422 of the Code.

                  (ii) Duration of Plan. The term of the Plan is 10 years commencing on the date of adoption of the Plan by the Board. No Option shall be granted under the Plan unless granted within 10 years of the adoption of the Plan by the Board, but Options outstanding on that date shall not be terminated or otherwise affected by virtue of the Plan's expiration.

SECTION  2. STOCK AND MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN

         (a) Description of Stock and Maximum Shares Allocated. The stock subject to the provisions of the Plan and issuable upon the grant of Options granted under the Plan is shares of the Company's common stock, $.01 par value per share (the "Stock"), which may be either unissued or treasury shares, as the Board may from time to time determine. Subject to adjustment as provided in
Section 7 hereof, the aggregate number of shares of Stock covered by the Plan and issuable thereunder as of November 27, 2002 shall be 2,100,000 shares of Stock. The

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aggregate number of shares of Stock that may be covered by options granted to any one individual in any year shall not exceed 100,000.

         (b) Calculation of Available Shares. For purposes of calculating the maximum number of shares of Stock that may be issued under the Plan, the shares issued (including the shares, if any, withheld for tax withholding requirements) upon exercise of an Option shall be counted.

         (c) Restoration of Unpurchased Shares. If an Option expires or terminates for any reason prior to its exercise in full and before the term of the Plan expires, the shares of Stock subject to, but not issued under, such Option shall, without further action or by or on behalf of the Company, again be available under the Plan. If shares of Stock are used to pay for the exercise price, those shares shall be added to the shares available under the Plan.

SECTION  3. ADMINISTRATION; APPROVAL; AMENDMENTS

         (a) General Administration. The power to administer the Plan with respect to Eligible Persons shall be vested exclusively with the Board.

         (b) Plan Administrator. The Board shall be referred to herein as the "Plan Administrator." The Board may, at any time, appoint a committee of one or more persons who are members of the Board and delegate to that committee the power to administer the Plan. Members of such committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may, at any time, terminate the functions of any such committee and reassume all powers and authority previously delegated to that committee. The Plan Administrator shall have the authority and discretion to select which Eligible Persons shall participate in the Plan, to grant Options under the Plan, to establish such rules and regulations as they may deem appropriate with the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding Option as they may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding Option.

         (c) Approval of Plan. This Plan shall not require the approval of the stockholders of the Company and shall be effective as of the date adopted by the Board.

         (d) Amendments to Plan. The Board may, without action on the part of the Company's stockholders, make such amendments to, changes in and additions to the Plan as it may, from time to time, deem necessary or appropriate and in the best interests of the Company; provided, the Board may not, without the consent of the Optionholder, take any action which adversely affects or impairs the rights of the Optionholder of any Option outstanding under the Plan.

SECTION  4. PARTICIPANTS

         (a) Eligibility and Participation. Options may be granted only to persons ("Eligible Persons") who at the time of grant are employees of or consultants to the Company or parent or subsidiaries of the Company; provided, however, that any person that is an Affiliate shall not be an Eligible Person under this Plan. The Plan Administrator shall have full authority to determine which Eligible Persons in its administered group are to receive Option grants under the Plan, the number of shares to be covered by each such grant, the time or times at which each such Option is to become exercisable, and the maximum term for which the Option is to be outstanding.

         (b) Guidelines for Participation. In designating and selecting Eligible Persons for participation in the Plan, the Plan Administrator shall consult with and give consideration to the recommendations and criticisms submitted by appropriate managerial and executive officers of the Company. The Plan Administrator also shall take into account the duties and responsibilities of the Eligible Persons, their past, present and potential contributions to the success of the Company and such other factors as the Plan Administrator shall deem relevant in connection with accomplishing the purpose of the Plan.



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SECTION  5. TERMS AND CONDITIONS OF OPTIONS

         (a) Allotment of Shares. The Plan Administrator shall determine the number of shares of Stock to be optioned from time to time and the number of shares to be optioned to any Eligible Person (the "Optioned Shares"). The grant of an Option to a person shall neither entitle such person to, nor disqualify such person from, participation in any other grant of Options under this Plan or any other stock option plan of the Company.

         (b) Exercise Price. Upon the grant of any Option, the Plan Administrator shall specify the option price per share. In no event may the option price per share specified by the Plan Administrator be less than 100 percent of the fair market value per share of the Stock on the date the Option is granted.

         (c) Calculation of Fair Market Value of Stock. The fair market value of a share of Stock on any relevant date shall be the closing selling price per share of Stock on the date in question on the stock exchange determined by the Board to be the primary market for the Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

         (d) Individual Stock Option Agreements. Options granted under the Plan shall be evidenced by option agreements in such form and content as the Plan Administrator from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan, including the terms and conditions of this Section 5. As determined by a Plan Administrator, each option agreement shall state (i) the total number of shares to which it pertains, (ii) the exercise price for the shares covered by the Option, (iii) the time at which the Options vest and become exercisable and (iv) the Option's scheduled expiration date. The option agreements may contain such other provisions or conditions as the Plan Administrator deems necessary or appropriate to effectuate the sense and purpose of the Plan, including covenants by the Optionholder not-to-compete and remedies to the Company in the event of the breach of any such covenant.

         (e) Option Period. No Option granted under the Plan shall be exercisable for a period in excess of 10 years from the date of its grant subject to earlier termination in the event of termination of employment, retirement or death of the Optionholder. An Option may be exercised in full or in part at any time or from time to time during the term of the Option or provide for its exercise in stated installments at stated times during the Option's term.

         (f) Vesting; Limitations. The time at which the Optioned Shares vest with respect to a participant shall be in the discretion of the Plan Administrator.

         (g) No Fractional Shares. Options shall be exercisable only for whole shares; no fractional shares will be issuable upon exercise of any Option granted under the Plan.

         (h) Method of Exercising Options; Full Payment. Options shall be exercised by written notice to the Company, addressed to the Company at its principal place of business. Such notice shall state the election to exercise the Option and the number of shares with respect to which it is being exercised, and shall be signed by the person exercising the Option. Such notice shall be accompanied by payment in full of the exercise price for the number of shares being purchased. Payment may be made in cash or by check as prescribed by the applicable Plan Administrator or by tendering duly endorsed certificates representing shares of Stock then owned by the Optionholder and held for the requisite period necessary to avoid a charge to the Company's earnings and valued at fair market value on the date of exercise (as determined in accordance with Section 5(c) hereof). Upon the exercise of any Option, the Company shall deliver, or cause to be delivered, to the Optionholder a certificate or certificates representing the shares of Stock purchased upon such exercise as soon as practicable after payment for those shares has been received by the Company. If an Option is exercised pursuant to Section 5(j) hereof by any person other than the Optionholder, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All shares that are purchased and paid for in full upon the exercise of an Option shall be fully paid and non-assessable.

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         (i) Rights of a Stockholder. An Optionholder shall have no rights as a stockholder with respect to shares covered by his Option until such Optionholder shall have exercised the Option and paid the full exercise price for the Optioned Shares. No adjustment will be made for dividends or other rights with respect to any Optioned Shares for which the record date is prior to the date on which the Optionholder exercises the Option for such shares.

         (j) Exercise of Options After Cessation of Service; Termination of Employment. If any Optionholder ceases to be in Service to the Company for a reason other than death, such Optionholder may, within one month after the date of termination of such Service, but in no event after the Option's stated expiration date, exercise some or all of the Options that the Optionholder was entitled to exercise on the date the Optionholder's Service terminated; provided, that (i) if the Optionholder's Service is terminated by the Company in its good faith judgment, for (A) commission of a crime by the Optionholder or for reasons involving moral turpitude; (B) an act by the Optionholder which tends to bring the Company into disrepute; or (C) negligent, fraudulent or willful misconduct by the Optionholder, or (ii) if after the Service of the Optionholder is terminated, the Optionholder commits acts detrimental to the Company's interests, then the Option shall thereafter be void for all purposes. Notwithstanding the foregoing, if any Optionholder who is an employee of the Company ceases to be in Service to the Company by reason of permanent disability within the meaning of section 22(e)(3) of the Internal Revenue Code (as determined by the applicable Plan Administrator), the Optionholder shall have 12 months after the date of termination of Service, but in no event after Optionholder's Option's stated expiration date, to exercise Options that the Optionholder was entitled to exercise on the date the Optionholder's Service terminated as a result of disability. Notwithstanding anything to the contrary in this Section 5(j), the Plan Administrator shall have the discretion and authority at any time to extend the period of exercisability of any Option.

         (k) Death of Optionholder. If an Optionholder dies while in the Company's Service, the Optionholder's vested Options on the date of death shall be exercisable within three months of such death or until the stated expiration date of the Optionholder's Option, whichever occurs first, by the person or persons ("successors") to whom the Optionholder's rights pass under a will or by the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 5(k), the Plan Administrator shall have the discretion and authority at any time to extend the period of exercisability of any Option. An Option may be exercised and payment of the option price made in full by the successors only after written notice to the Company specifying the number of shares to be purchased. Such notice shall state that the Option price is being paid in full in the manner specified in Section 5(h) hereof. As soon as practicable after receipt by the Company of such notice and of payment in full of the Option price, a certificate or certificates representing such shares shall be registered in the name or names specified by the successors in the written notice of exercise and shall be delivered to the successors.

         (l) Other Plan Provisions Still Applicable. If an Option is exercised upon the termination of Service or death of an Optionholder under this Section 5, the other provisions of the Plan shall still be applicable to such exercise.

         (m) Definition of "Service." For purposes of this Plan, unless it is evidenced otherwise in the option agreement with the Optionholder, the Optionholder shall be deemed to be in "Service" to the Company so long as such individual renders services on a periodic basis to the Company (or to any parent or subsidiary corporation) in the capacity of an employee or a consultant or independent contractor. The Optionholder shall be considered to be an employee for so long as such individual remains in the employ of the Company or one or more of its parent or subsidiary corporations.

         (n) Nonassignability. Except as specifically allowed by the Plan Administrator at the time of grant and as set forth in the documents evidencing an Option, no Option granted under the Plan or any of the rights and privileges conferred thereby shall be assignable or transferable by an Optionholder other than by will or the laws of descent and distribution, and such Option shall be exercisable during the Optionholder's lifetime only by the Optionholder.

SECTION  6. CERTAIN ADJUSTMENTS.

         (a) Capital Adjustments. The aggregate number of shares of Stock subject to the Plan (and the number of shares covered by outstanding Options and the price per share stated in such Options) shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of Stock of the Company resulting from a subdivision

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or consolidation of shares or any other capital adjustment or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without the Company's receipt of consideration therefor in money, services or property.

         (b) Mergers, Etc. If the Company is the surviving corporation in any merger or consolidation, any Option granted under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled prior to the merger or consolidation. A dissolution or liquidation of the Company shall cause every Option outstanding hereunder to terminate. A merger or consolidation in which the Company is not the surviving corporation shall also cause every Option outstanding hereunder to terminate.

         (c) Change in Control. With respect to any Change in Control, the Plan Administrator shall have the discretion and authority, exercisable at any time, whether before or after the Change in Control, to provide for the automatic acceleration of one or more outstanding Options granted by it under the Plan upon the occurrence of such Change in Control. The Plan Administrator may also impose limitations upon the automatic acceleration of such Options to the extent it deems appropriate. Any Options accelerated upon a Change in Control will remain fully exercisable until the expiration or sooner termination of the Option term.

SECTION  7. MISCELLANEOUS

         (a) Use of Proceeds. The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options hereunder, if any, shall be used for general corporate purposes.

         (b) Cancellation of Options. The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionholders, the cancellation of any or all outstanding Options granted under the Plan by the Plan Administrator and to grant in substitution therefore new Options under the Plan covering the same or different numbers of shares of Stock as long as such new Options have an exercise price per share of Stock no less than the minimum exercise price as set forth in Section 5(b) hereof on the new grant date.

         (c) Regulatory Approvals. The implementation of the Plan, the granting of any Option hereunder, and the issuance of Stock upon the exercise of any such Option shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted under it and the Stock issued pursuant to it.

         (d) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Plan Administrator shall be indemnified and held harmless by the Company, to the extent permitted under applicable law, for, from and against all costs and expenses reasonably incurred by them in connection with any action, legal proceeding to which any member thereof may be a party by reason of any action taken, failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith.

         (e) Plan Not Exclusive. This Plan is not intended to be the exclusive means by which the Company may issue options or warrants to acquire its Stock, stock awards or any other type of award. To the extent permitted by applicable law, any such other option, warrants or awards may be issued by the Company other than pursuant to this Plan without stockholder approval.

         (f) Governing Law. The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of Arizona.

         (g) Withholding Taxes. Whenever the Company issues Stock under the Plan pursuant to an Option, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding or employment tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of Stock net of the number of shares

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sufficient to satisfy the withholding or employment tax requirements. For such purposes, the shares of Stock shall be valued on the date the withholding or employment tax obligation is incurred.

SECTION  8. SECURITIES RESTRICTIONS

         (a) Legend on Certificates. All certificates representing shares of Stock issued upon exercise of Options granted under the Plan shall be endorsed with a legend reading as follows:

         The shares of Common Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased solely for investment. These shares may not be sold, transferred or assigned unless in the opinion of the Company and its legal counsel such sale, transfer or assignment will not be in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         (b) Private Offering for Investment Only. The Options are, and shall be, made available only to a limited number of present and future employees of the Company, and their permitted transferees, who have knowledge of the Company's financial condition, management and its affairs. The Plan is not intended to provide additional capital for the Company, but to encourage ownership of Stock among the Company's employees. By the act of accepting an Option, each grantee or such permitted transferee agrees (i) that, any shares of Stock acquired will be solely for investment and not with any intention to resell or redistribute those shares and (ii) such intention will be confirmed by an appropriate certificate at the time the Stock is acquired if requested by the Company. The neglect or failure to execute such a certificate, however, shall not limit or negate the foregoing agreement.

         (c) Registration Statement. If a Registration Statement covering the shares of Stock issuable upon exercise of options granted under the Plan is filed under the Securities Exchange Act of 1933, as amended, and is declared effective by the Securities Exchange Commission, the provisions of Sections 8(a) and (b) shall terminate during the period of time that such Registration Statement, as periodically amended, remains effective.

SECTION  9. DEFINITIONS

         The following capitalized terms used in this Plan shall have the meaning described below:

         "Affiliates" shall mean all "executive officers" (as that term is defined in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934) and directors of the Company and all persons who own 10 percent or more of the Company's issued and outstanding Stock.

         "Board" shall mean the Board of Directors of the Company.

         "Change in Control" shall mean (i) a person or related group of persons, other than the Company or a person that directly or indirectly controls, is controlled by, or under common control with the Company, acquires ownership of 40 percent or more of the Company's outstanding common stock pursuant to a tender or exchange offer which the Board of Directors recommends that the Company's stockholders not accept, or (ii) the change in the composition of the Board occurs such that those individuals who were elected to the Board at the last stockholders' meeting at which there was not a contested election for Board membership subsequently ceased to comprise a majority of the Board by reason of a contested election.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Company" shall mean Three-Five Systems, Inc., a Delaware corporation.

         "Eligible Persons" shall mean those persons who, at the time that the Option is granted, are employees of the Company, who provide valuable services to the Company or parent or subsidiaries of the Company.

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         "Optionholder" shall mean an Eligible Person to whom Options have been granted.

         "Optioned Shares" shall be those shares of Stock to be optioned from time to time to any Eligible Person.

         "Options" shall mean options to acquire Stock granted under the Plan.

         "Plan" shall mean this stock option plan for Three-Five Systems, Inc.

         "Plan Administrator" shall mean the Board of Directors or a committee thereof.

         "Service" shall have the meaning set forth in Section 5(m) hereof.

         "Stock" shall mean shares of the Company's common stock, $.01 par value per share, which may be unissued or treasury shares, as the Board may from time to time determine.

         This Amended and Restated Plan is hereby executed this 27th day of November, 2002.

                                         THREE-FIVE SYSTEMS, INC.



                                         By:      /s/ Jeffrey D. Buchanan
                                                  ------------------------------
                                         Name:    Jeffrey D. Buchanan
                                         Its:     Secretary


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